                               U.S. PRICING AGREEMENT


Goldman, Sachs & Co.,
Morgan Stanley & Co. Incorporated,
BT Alex. Brown Incorporated,
J.P. Morgan Securities Inc.,
PaineWebber Incorporated,
Dain Rauscher Wessels, a division of Dain Rauscher Incorporated,
Piper Jaffray Inc.,
  As representatives of the several U.S. Underwriters named in Schedule I hereto,
c/o Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

                                                             _____________, 1998

Ladies and Gentlemen:

      Medtronic, Inc., a Minnesota corporation (the "Company"), proposes, subject to the terms and conditions stated herein and in the Underwriting
Agreement, dated .......... , 1998  (the "Shelf Underwriting Agreement"),
between the Company on the one hand and Goldman, Sachs & Co. on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the "Underwriters") the Shares specified in Schedule II hereto (the "Designated Shares") consisting of Firm Shares and any Optional Shares the Underwriters may elect to purchase. Each of the provisions of the Shelf Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this U.S. Pricing Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this U.S. Pricing Agreement, except that each representation and warranty which refers to the Prospectus in Section 2 of the Shelf Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Shelf Underwriting Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this U.S. Pricing Agreement in relation to the Prospectus as amended or supplemented relating to the Designated Shares which are the subject of this U.S. Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Shelf Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Shelf Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Shares pursuant to Section 12 of the Shelf Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth in Schedule II hereto.

      It is understood and agreed to by all parties that the Company is concurrently entering into an agreement (the "International Pricing Agreement") providing for the sale by the Company of up to a total of 2,875,000 Shares (the "International Shares"), including the overallotment option thereunder, through arrangements with certain underwriters outside the United States (the "International Underwriters"), for whom Goldman Sachs International and Morgan Stanley & Co. International Limited are acting as lead managers. Anything herein or therein to the contrary notwithstanding, the respective closings under this U.S. Pricing Agreement and the International Pricing Agreement are hereby expressly made conditional on one another. The Underwriters hereunder and the International Underwriters are simultaneously entering into an Agreement between U.S. and International Underwriting Syndicates (the "Agreement between Syndicates") which provides, among other things, for the transfer of Shares between the two syndicates. Two forms of prospectus are to be used in connection with the offering and sale of the Shares contemplated by the foregoing, one relating to the Designated Shares hereunder and the other relating to the International Shares.

      The Company has entered into an Agreement and Plan of Merger dated as of June 29, 1998 (the "Merger Agreement") by and among the Company, PC Merger Corp., a Washington corporation and a wholly-owned subsidiary of the Company ("Merger Sub"), and Physio-Control International Corporation, a Washington corporation ("Physio"), which provides for the merger of Merger Sub with and into Physio (the "Merger") with Physio surviving as a wholly-owned subsidiary of the Company. The Company has advised the Underwriters that the primary purpose of the sale of the Designated Shares and the International Shares is to facilitate the treatment of the Merger as a pooling of interests.

      In addition to the representations and warranties of the Company set forth in Section 2 of the Shelf Underwriting Agreement, the Company hereby represents and warrants to, and agrees with, each of the Underwriters that:

      (a) The Merger Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company; and

      (b) The Merger has been duly authorized by all necessary corporate action of the Company and, when all of the conditions to the Merger contained in the Merger Agreement have been fulfilled or waived (where permissible) and the articles of merger relating to the Merger have been filed and accepted for record by the State of Washington in accordance with the Merger Agreement, the Merger will be effective in accordance with the laws of the States of Minnesota and Washington.

      In addition to the agreements of the Company set forth in Section 5 of the Shelf Underwriting Agreement, the Company agrees with the Underwriters that (i) neither it nor any of its controlled affiliates will (A) knowingly, after consultation with PricewaterhouseCoopers LLP, take any action which would prevent the Merger from qualifying or (B) knowingly, after consultation with PricewaterhouseCoopers LLP, omit to take any action necessary to qualify the Merger as a pooling of interests transaction or that would otherwise prevent PricewaterhouseCoopers LLP from issuing the letter described in Section 5.15(B)(ii) of the Merger Agreement and (ii) if the Merger is consummated and qualifies as a pooling of interests, the Company will account for the Merger as a pooling of interests.

      In addition to the conditions set forth in Section 7 of the Shelf Underwriting Agreement, the obligations of the Underwriters hereunder shall be subject, in the discretion of the Representatives, to the condition that in addition to the opinions of Fredrikson & Byron, P.A. set forth in Section 7(c) of the Shelf Underwriting Agreement, Fredrikson & Byron, P.A. shall have furnished to the Representatives their written opinions, dated the Time of Delivery in form and substance satisfactory to the Representatives, to the effect that:

      (a) The Merger Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding agreement of the Company; and

      (b) The Merger has been duly authorized by all necessary corporate action of the Company.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Shares, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Shelf Underwriting Agreement incorporated herein by reference, (a) the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and, (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares, as provided below, the Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company at the purchase price to the Underwriters set forth in
Schedule II hereto that portion of the number of Optional Shares as to which such election shall have been exercised.

      The Company hereby grants to each of the Underwriters the right to purchase at their election up to the number of Optional Shares set forth opposite the name of such Underwriter in Schedule I hereto on the terms referred to in the paragraph above for the sole purpose of covering over-allotments in the sale of the Firm Shares. Any such election to purchase Optional Shares may be exercised by written notice from the Representatives to the Company given within a period of 30 calendar days after the date of this U.S. Pricing Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives, but in no event earlier than the First Time of Delivery or, unless the Representatives and the Company otherwise agree in writing, no earlier than two or later than ten business days after the date of such notice.

      If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Shelf Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination, upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

                                        Very truly yours,

                                        Medtronic, Inc.



                                        By:
                                           ---------------------------------
                                           Name:
                                           Title:

Accepted as of the date hereof:

Goldman, Sachs & Co.
Morgan Stanley & Co. Incorporated
BT Alex. Brown Incorporated
J.P. Morgan Securities Inc.
PaineWebber Incorporated
Dain Rauscher Wessels,
 a division of Dain Rauscher Incorporated
Piper Jaffray Inc.



By:
    ---------------------------------------
          (Goldman, Sachs & Co.)

On behalf of each of the Underwriters


                                      SCHEDULE I

                                                                 MAXIMUM NUMBER
                                                                   OF OPTIONAL
                                                   NUMBER OF      SHARES WHICH
                                                  FIRM SHARES        MAY BE
                   UNDERWRITER                  TO BE PURCHASED    PURCHASED
                   -----------                  ---------------    ---------
 Goldman, Sachs & Co.
 Morgan Stanley & Co. Incorporated
 BT Alex. Brown Incorporated
 J.P. Morgan Securities Inc.
 PaineWebber Incorporated
 Dain Rauscher Wessels,
   a division of Dain Rauscher Incorporated
 Piper Jaffray Inc.
 Bear Stearns & Co. Inc.
 SG Cowen Securities Corporation
 Credit Suisse First Boston Corporation
 ING Baring Furman Selz LLC
 Lehman Brothers Inc.
 Merrill Lynch, Pierce, Fenner & Smith
 Incorporated
 NationsBanc Montgomery Securities LLC
 Prudential Securities Incorporated
 Salomon Smith Barney Inc.
 Sanford C. Bernstein & Co., Inc.


          Total...................................10,000,000       1,500,000



                                    SCHEDULE II

TITLE OF DESIGNATED SHARES:   Common Stock, par value $0.10 per share

NUMBER OF DESIGNATED SHARES:  11,500,000

     Number of Firm Shares:   10,000,000

     Maximum Number of Optional Shares: 1,500,000

INITIAL OFFERING PRICE TO PUBLIC:

     $..... per Share

PURCHASE PRICE BY UNDERWRITERS:

     $..... per Share

COMMISSION PAYABLE TO UNDERWRITERS:

$.....per Share in Federal (same-day) funds

FORM OF DESIGNATED SHARES:

Definitive form, to be made available for checking at least twenty-four hours prior to the Time of Delivery at the office of The Depository Trust Company or its designated custodian

SPECIFIED FUNDS FOR PAYMENT OF PURCHASE PRICE:

Federal (same-day) funds

BLACKOUT PERIOD:

The period beginning on and including the date of this U.S. Pricing Agreement and ending on and including the 90th day after such date.

TIME OF DELIVERY:

 ..... a.m. (New York City time), ..........., 1998

CLOSING LOCATION:   [To be discussed]

NAMES AND ADDRESSES OF REPRESENTATIVES:

     Designated Representatives:   [GS to provide]

     Address for Notices, etc.:    [GS to provide]